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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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         Date of Report (Date of earliest event reported): September 1, 2006

                                VOYAGER ONE, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

        0-32737                                          88-049002272
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(Commission File Number)                       (IRS Employer Identification No.)

16 East Hinsdale Avenue, Hinsdale, IL                       60521
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (630) 325-7130




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Item 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS;
           ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS
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As of September 1, 2006, Voyager One, Inc. has appointed Jefferson Stanley as its Chief Financial Officer. Interim Chief Financial Officer Sebastien C. DuFort will continue on as President focusing on corporate development and potential acquisitions. Jefferson Stanley comes to Voyager with a breadth of experience in law, tax, investment banking and hedge fund marketing. In 2004, Mr. Stanley founded HedgeMark Advisors, a strategic consulting and capital marketing firm, and was a marketer for Black River Asset Management from 2003 to 2004 where he helped raise over $1.5 billion in institutional capital. Mr. Stanley was an investment banker with the Royal Bank of Canada and Dain Rauscher Wessels from 1999 to 2003 where he marketed and executed over $1.0 billion worth of private placement, public offering and merger and acquisition transactions. He also served as a tax consultant for Ernst & Young LLP from 1998 to 1999. Mr. Stanley is a licensed attorney in New York and holds a JD and MBA from Rutgers School of Law and School of Business and a BS in Finance and Political Science from San Diego State University.

Under the terms of our standard employment agreement, Mr. Stanley will receive a salary of $150,000 annually for an unspecified term and dental and health benefits. The agreement may be terminated at any time at the option of either Voyager or Mr. Stanley and contains standard non-solicitation, confidentiality, conflict of interest and conflicting employment provisions. As part of Mr. Stanley's executive compensation, on August 29, 2006, Voyager One issued an option to purchase 2,000,000 shares of our common stock at an exercise price of $0.13 per share exercisable from the date of issuance to August 29, 2011.

Item 9.01  Financial Statements and Exhibits
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(d) Exhibits

(99.1)  Press release dated September 1, 2006




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: September 1, 2006           VOYAGER ONE, INC.


                                   By: /s/ Sebastien C. DuFort
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                                   President